Exhibit 99.1

News Release

Waddell & Reed Financial, Inc. Reports Third Quarter Results

Overland Park, KS, October 24, 2006 — Waddell & Reed Financial, Inc. (NYSE: WDR) reported third quarter net income of $24.6 million, or $0.30 per diluted share, compared to net income of $24.5 million, or $0.30 per diluted share in last year’s third quarter and a net loss of $33.0 million, or $0.40 per diluted share, in the second quarter of 2006.

Last year’s third quarter included a tax benefit of $1.8 million, or $0.02 per diluted share, related to a change in determination of the deductibility of certain legal matters expensed in the second quarter of 2005.   This year’s second quarter included after-tax charges totaling $59.4 million, or $0.72 per diluted share, related to a regulatory settlement and an impairment charge to goodwill.  Excluding these non-recurring items, net income was $22.7 million, or $0.28 per diluted share, in the third quarter of 2005 and $26.4 million, or $0.32 per diluted share, in the second quarter of 2006.

Except where specifically noted, comparisons to previous periods in the text of this release are made excluding these adjustments and charges.  We believe adjusting results for the above-referenced non-recurring items provides stockholders with a more comparable basis for evaluating our operating results and financial performance to other periods.  A schedule reconciling adjusted results to GAAP is provided on the bottom of our Schedule of Selected Operating Data on page 4 and an “Adjusted Results” schedule is provided on page 5.

As previously disclosed in this quarter, the arbitration panel adjudicating the remaining matter between the Company and Torchmark Corporation ruled against the Company and awarded Torchmark $7.4 million.  This award was paid in the current quarter and a reserve previously established for this matter largely covered this expense.  Additionally, on September 25, 2006, the remainder of the Williams excessive fee litigation was dismissed.  General and Administrative expenses rose sequentially by $5.6 million, in large part due to legal and related expenses associated with the resolution of legal matters and prior regulatory settlements.

Business Discussion

Advisors channel

We are encouraged by the sales trends in our Advisors channel.  Sales remain at levels considerably higher than those we had experienced during the past several years, reflecting our sustained efforts to reinvigorate this channel.

Gross sales declined by 10% compared to those of the second quarter, but improved by 21% compared to last year’s third quarter.  As a result of lower sequential sales volume, net sales were slightly negative with outflows of $47 million during the quarter compared to inflows of $37 million in the second quarter and outflows of $117 million in last year’s comparable period.  Weaker sales on a sequential quarter basis resulted in a 13% decline in advisor productivity, but a 19% improvement compared to the third quarter of 2005.

Wholesale channel

Our Wholesale channel continues to produce strong gross sales and solid net flows, reflecting our ongoing efforts to grow this channel and broaden our distribution.  Looking ahead, our focus remains on broadening the span of products generating meaningful sales.  Net sales for the quarter were $575 million compared to $670 million in the second quarter of 2006 and $290 million in the third quarter of 2005.

We experienced a positive mix-shift in sales volume of Waddell & Reed-managed funds compared to subadvised funds.  Specifically, Waddell & Reed-managed funds accounted for 62% of gross sales in the current quarter compared to 46% in the second quarter of 2006 and 35% in last year’s third quarter.  This mix-shift has a positive impact on our operating margins as management fees earned on Waddell & Reed-managed funds are not subject to subadvisory expenses.

Institutional

Flows from our recent subadvisory relationship with Pictet & Cie are positive.  In addition to the initial mandate received in June 2006, we collected an additional $94 million in new sales during the quarter.

Outflows at ACF have slowed, with net redemptions declining to $72 million during the quarter from $187 million in the second quarter.  ACF’s assets under management were $654 million on September 30, 2006.

Overall, our Institutional business had net outflows of $59 million during the quarter compared to $147 million in the second quarter of 2006 and $617 million in last year’s comparable period.

Management commentary

“Our diverse yet complementary distribution models continue to show solid progress,” said Hank Herrmann, Chief Executive Officer of Waddell & Reed Financial, Inc.  “Sales slowed somewhat over the summer months, but the underlying progress we made is still clear.  Flows in our Advisors channel were significantly better than those experienced in the past five years, the product mix-shift in our Wholesale channel continues to favor Waddell & Reed-managed products which should ultimately support margin expansion and finally, our newly formed relationship with Pictet & Cie is showing early promise.

“On the legal front,” continued Herrmann, “the dismissal of the Williams case has allowed us to put all outstanding material legal issues firmly behind us.  We can now fully concentrate on delivering long-term value to our clients and to our stockholders unhindered by non-operational distractions.”

Operating Revenues Analysis

On a sequential quarter basis, the decline in operating revenues is due almost entirely to lower underwriting and distribution revenues.  Underwriting and distribution revenues were lower due to the decline in front-load sales.

Compared to last year’s third quarter, the increase in operating revenues is due in part to higher management fee revenues, higher underwriting and distribution fees and to a lesser extent, higher shareholder service fee revenues.  Management fee revenues rose in close correlation to average assets under management.  Underwriting and distribution fees rose on a combination of higher asset-based Rule 12b-1 service and distribution fee revenues, higher front-load sales volume in our Advisors channel, and higher sales volume by Legend advisors.  Finally, shareholder service fees, a per-account fee, rose due to a greater number of shareholder accounts.

Beginning October 1, 2006, as part of our settlement with the New York Attorney General, we reduced management fee rates of certain mutual funds which will reduce management fee revenues by $5 million per year.

Operating Expense Analysis

On a sequential quarter basis, the increase in operating expenses is due to higher general and administrative costs.  These costs were largely offset by lower underwriting and distribution costs and lower compensation and related costs.  The increase in general and administrative costs is due to legal costs associated with resolving the remainder of our previously disclosed outstanding legal and regulatory matters and higher technology costs and fund expenses.  Underwriting and distribution costs declined in part due to lower front-load sales volume and lower indirect expenses in our Advisors channel, including lower payroll taxes and pension, advertising and promotion, travel and technology costs.  Partially offsetting these cost savings were higher service and distribution costs.  Compensation and related costs decreased due to refinement of estimates used in the calculation of equity compensation related to changes in circumstances.

Compared to last year’s third quarter, costs increased on a combination of higher underwriting and distribution costs and, to a lesser extent, to higher general and administrative costs and higher subadvisory costs.  Underwriting and distribution costs increased primarily due to higher front-load sales volume as well as higher service and distribution costs in both retail distribution channels.  Indirect costs in our Advisors channel increased slightly as higher payroll taxes and pension costs were largely offset by lower sale program costs in our Advisors channel.  The increase in general and administrative costs is due to factors discussed above.  Finally, as was the case on a linked-quarter basis, subavisory expenses rose due to higher asset levels in our subadvised funds.

Balance Sheet Information

Cash and cash equivalents and investment securities were $204 million (including $34 million held for the exclusive benefit of customers in compliance with federal securities industry regulations).  We have no short-term outstanding borrowings against our money market loan program or our $200 million credit facility.

Stockholders’ equity was $222 million and there were 84.1 million shares outstanding.  During the quarter, we repurchased 933,229 shares of common stock at an aggregate cost, including commissions, of $22.5 million.

WADDELL & REED FINANCIAL, INC.

Unaudited Schedule of Selected Operating Data

(Amounts in thousands, except for per share data)

	Three Months Ended				Three Months Ended
	September 30,		Change		June 30,	Change
	2006	2005	$	%	2006	$	%
Operating Revenues:
Investment management fees	$77,955	$68,857	9,098	13.2	$78,190	(235)	-0.3
Underwriting & distribution fees	77,908	68,069	9,839	14.5	80,494	(2,586)	-3.2
Shareholder service fees	22,719	20,587	2,132	10.4	22,627	92	0.4
Total operating revenues	178,582	157,513	21,069	13.4	181,311	(2,729)	-1.5

Operating Expenses:
Underwriting and distribution	87,927	75,957	11,970	15.8	91,545	(3,618)	-4.0
Compensation and related costs (1)	25,767	25,692	75	0.3	27,076	(1,309)	-4.8
General and administrative	15,539	10,106	5,433	53.8	64,982	(49,443)	-76.1
Subadvisory	7,960	4,953	3,007	60.7	7,599	361	4.8
Depreciation	2,970	2,651	319	12.0	2,956	14	0.5
Goodwill impairment	0	0	0.0	0.0	20,000	(20,000)	nm
Total operating expense	140,163	119,359	20,804	17.4	214,158	(73,995)	-34.6

Operating Income (loss)	38,419	38,154	265	0.7	(32,847)	71,266	217.0

Investment & other income	2,960	1,449	1,511	104.3	2,144	816	38.1
Interest expense	(3,048)	(3,659)	611	-16.7	(2,984)	(64)	2.1

Income (loss) before taxes	38,331	35,944	2,387	6.6	(33,687)	72,018	213.8
Provision for taxes	13,740	11,412	2,328	20.4	(665)	14,405	2166.2

Net Income (loss)	24,591	24,532	59	0.2	(33,022)	57,613	174.5

Net income (loss) per share - basic	0.30	0.30	0.00	0.0	(0.40)	n/m	n/m
Net income (loss) per share - diluted	0.30	0.30	0.00	0.0	n/a	n/m	n/m

Adjusted net income (2)	24,591	22,717	1,874	8.2	26,369	(1,778)	-6.7
Adjusted net income per share - diluted(2)	0.30	0.28	0.02	7.1	0.32	(0.02)	-6.3

Weighted average shares outstanding - basic	81,595	80,914			81,570
Weighted average shares outstanding - diluted (3)	83,171	81,891			81,570

Operating margin	21.5%	24.2%			-18.1%
Adjusted operating margin(2)	21.5%	24.2%			23.2%
Waddell & Reed Advisors U&D margin (4)	-5.2%	-6.2%			-7.9%

(1)             Includes equity compensation of $4,890 and $5,845 million, respectively

(2)             Reconciliation to GAAP provided below

(3)             Due to net loss for the 3 months ended 6/30/06 there is no share dilution

(4)             Excludes our wholesale underwriting and distribution activities

Net income (loss), as reported	$24,532	$(33,022)
Adjustments (net of taxes)
Tax benefit related to legal matters	(1,815)	—
Regulatory settlement	—	39,391
Impairment charge	—	20,000
Adjusted net income	$22,717	$26,369

Net income (loss) per diluted share, as reported	$0.30	$(0.40)
Adjustments
Tax benefit related to legal matters	(0.02)	—
Regulatory settlement	—	0.48
Impairment charge	—	0.24
Adjusted net income	$0.28	$0.32

WADDELL & REED FINANCIAL, INC.
Adjusted results (1)
(Amounts in thousands except for per share data)

	Three Months Ended				Three Month Ended
	September 30,		Change		June 30,	Change
	2006	2005	$	%	2006	$	%
Operating Revenues:
Investment management fees	$77,955	$68,857	9,098	13.2	$78,190	(235)	-0.3
Underwriting & distribution fees	77,908	68,069	9,839	14.5	80,494	(2,586)	-3.2
Shareholder service fees	22,719	20,587	2,132	10.4	22,627	92	0.4
Total operating revenues	178,582	157,513	21,069	13.4	181,311	(2,729)	-1.5
Operating Expenses:
Underwriting and distribution	87,927	75,957	11,970	15.8	91,545	(3,618)	-4.0
Compensation and related costs (2)	25,767	25,692	75	0.3	27,076	(1,309)	-4.8
General and administrative	15,539	10,106	5,433	53.8	9,982	5,557	55.7
Subadvisory	7,960	4,953	3,007	60.7	7,599	361	4.8
Depreciation	2,970	2,651	319	12.0	2,956	14	0.5
Total operating expense	140,163	119,359	20,804	17.4	139,158	1,005	0.7
Operating Income	38,419	38,154	265	0.7	42,153	(3,734)	-8.9
Investment & other income	2,960	1,449	1,511	104.3	2,144	816	38.1
Interest expense	(3,048)	(3,659)	611	-16.7	(2,984)	(64)	2.1
Income before taxes	38,331	35,944	2,387	6.6	41,313	(2,982)	-7.2
Provision for taxes	13,740	13,227	513	3.9	14,944	(1,204)	-8.1
Adjusted Net Income	24,591	22,717	1,874	8.2	26,369	(1,778)	-6.7
Adjusted net income per share - diluted	0.30	0.28	0.02	7.1	0.32	(0.02)	-6.3
Weighted average shares outstanding - diluted	83,171	81,891			83,155
Adjusted operating margin	21.5%	24.2%			23.2%

(1)                   Reconciliation to GAAP provided on page 4

(2)                   Includes equity compensation of $4,890, $4,279, and $5,845 million, respectively

WADDELL & REED FINANCIAL, INC.
Underwriting and Distribution
For the quarter ended
(Amounts in thousands)

		Wholesale
	Advisors	Third-Party	Legend	Total
September 30, 2006
Revenues	$54,398	$10,465	$13,045	$77,908
Expenses
Direct	37,323	14,722	8,855	60,900
Indirect	19,899	4,222	2,906	27,027
Total Expenses	57,222	18,944	11,761	87,927
Net U&D	$(2,824)	$(8,479)	$1,284	$(10,019)
Margin	-5.2%	n/m	9.8%

September 30, 2005
Revenues	$51,296	$5,145	$11,628	$68,069
Expenses
Direct	34,795	7,293	7,902	49,990
Indirect	19,678	3,370	2,919	25,967
Total Expenses	54,473	10,663	10,821	75,957
Net U&D	$(3,177)	$(5,518)	$807	$(7,888)

Margin	-6.2%	n/m	6.9%

June 30, 2006
Revenues	$57,724	$9,468	$13,302	$80,494
Expenses
Direct	40,736	12,708	8,992	62,436
Indirect	21,523	4,917	2,669	29,109
Total Expenses	62,259	17,625	11,661	91,545
Net U&D	$(4,535)	$(8,157)	$1,641	$(11,051)

Margin	-7.9%	n/m	12.3%

WADDELL & REED FINANCIAL, INC.
Changes in Assets Under Management
For the quarter ended
(Amounts in millions)

	Advisors	Wholesale	Institutional	Total
September 30, 2006
Beginning Assets	$28,361	$8,952	$7,688	$45,001

Sales	759	1,088	345	2,192
Redemptions	(806)	(513)	(404)	(1,723)
Net Sales	(47)	575	(59)	469

Net Exchanges and Adjustments	(38)	37	0	(1)
Reinvested Dividends and Capital Gains	64	10	28	102
Net Flows	(21)	622	(31)	570

Market Appreciation/(Depreciation)	212	(91)	(79)	42
Ending Assets	$28,552	$9,483	$7,578	$45,613

September 30, 2005
Beginning Assets	$25,392	$5,367	$8,315	$39,074

Sales	628	564	127	1,319
Redemptions	(745)	(274)	(744)	(1,763)
Net Sales	(117)	290	(617)	(444)

Net Exchanges and Adjustments	(26)	23	0	(3)
Reinvested Dividends and Capital Gains	36	4	27	67
Net Flows	(107)	317	(590)	(380)

Market Appreciation	1,294	454	279	2,027
Ending Assets	$26,579	$6,138	$8,004	$40,721

June 30, 2006
Beginning Assets	$28,630	$8,227	$7,995	$44,852

Sales	847	1,175	222	2,244
Redemptions	(810)	(505)	(369)	(1,684)
Net Sales	37	670	(147)	560

Net Exchanges and Adjustments	(40)	38	0	(2)
Reinvested Dividends and Capital Gains	112	25	30	167
Net Flows	109	733	(117)	725

Market Depreciation	(378)	(8)	(190)	(576)
Ending Assets	$28,361	$8,952	$7,688	$45,001

WADDELL & REED FINANCIAL, INC.
Supplemental Information

Other Items

	3Q 06	3Q 05	% change	2Q 06	% change
Redemption rates - long-term assets
Advisors	9.0%	9.2%		8.9%

Wholesale	21.5%	18.3%		23.1%

Institutional	21.4%	35.8%		19.1%

Total	13.7%	16.0%		13.4%

Sales per advisor (000s) (1)
Total	233	195	19.5%	269	-13.4%

2+ Years	327	278	17.6%	396	-17.4%

0 to 2 Years	72	63	14.3%	83	-13.3%

Gross production per advisor (000s) (2)	16.9	13.3	27.1%	15.9	6.3%

Number of advisors (3)	2,276	2,443	-6.8%	2,273	0.1%

Number of shareholder accounts (000s)	2,833	2,579	9.8%	2,833	0.0%

Number of shareholders	653,810	639,675	2.2%	651,542	0.3%

(1)    Average commissionable sales per Waddell & Reed Advisor

(2)    Average gross commission generated per Waddell & Reed Advisor

(3)    Excludes Legend retirement advisors

Lipper Ranking

Percentage of funds	1 Year	3 Years	5 Years
Equity Funds
Top Quartile	45%	47%	39%
Top Half	53%	67%	78%
All Funds
Top Quartile	38%	38%	31%
Top Half	52%	59%	69%

MorningStar Ranking

Percentage of funds with 4 or 5 stars	Overall	3 Years	5 Years
Equity Funds	25%	25%	30%
All Funds	20%	18%	24%

Earnings Conference Call

Stockholders, members of the investment community and the general public are invited to listen to a live webcast of our earnings release conference call today, October 24, 2006 at 10:00 a.m. Eastern. During this call, Henry J. Herrmann, CEO, will review our third quarter results. Live access to the teleconference will be available on the “Corporate” section of our website at www.waddell.com. A webcast replay will be made available shortly after the call through October 31st.

Website Resources

We invite you to visit the “Corporate” section of our website at www.waddell.com under the caption “Data Tables” to review supplemental information schedules.

Contacts

Investor Contact:
Nicole McIntosh, Director of Investor Relations, (913) 236-1880, nmcintosh@waddell.com

Mutual Fund Investor Contact:
Call (888) WADDELL, or visit www.waddell.com or www.ivyfunds.com.
Past performance is no guarantee of future results. Please invest carefully.

About the Company

Waddell & Reed, Inc., founded in 1937, is one of the oldest mutual fund complexes in the United States, having introduced the Waddell & Reed Advisors Group of Mutual Funds in 1940. Today, we distribute our investment products through the Waddell & Reed Advisors channel (our network of financial advisors), our Wholesale channel (encompassing broker/dealer, retirement, registered investment advisors as well as the activities of our Legend subsidiary), and our Institutional distribution effort (including defined benefit plans, pension plans and endowments, as well as the activities of ACF and our subadvisory partnership with Mackenzie in Canada.)

Through its subsidiaries, Waddell & Reed Financial, Inc. provides investment management and financial planning services to clients throughout the United States. Waddell & Reed Investment Management Company serves as investment advisor to the Waddell & Reed Advisors Group of Mutual Funds, W&R Target Funds, Inc. and Waddell & Reed InvestEd Portfolios, Inc., while Ivy Investment Management Company serves as investment advisor to Ivy Funds, Inc. and the Ivy Funds portfolios. Waddell & Reed, Inc. serves as principal underwriter and distributor to the Waddell & Reed Advisors Group of Mutual Funds, W&R Target Funds, Inc. and Waddell & Reed InvestEd Portfolios, Inc., while Ivy Funds Distributor, Inc. serves as principal underwriter and distributor to Ivy Funds, Inc. and the Ivy Funds portfolios.

Forward-Looking Statements

The statements in this press release relating to matters that are not historical facts are forward-looking statements based on management’s belief and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurances that these expectations will prove to be correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Such differences could be caused by a number of factors including, but not limited to, a risk that the expected benefits from the expansion of our distribution channels may not be as beneficial as anticipated, unexpected and adverse results of litigation or regulation, governmental investigation, settlements of such investigations and regulatory investigations of the Company, acts of terrorism and/or war, less favorable economic and market conditions including our cost to finance the Company, the risk that the intended results of our changes to long-term incentive compensation may not meet our expectations, and other risks as set out in the reports we have filed with the SEC. Should one or more of these risks materialize or should the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected. We assume no duty to publicly update or revise such statements, whether as a result of new information, future events or otherwise.